SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 20, 1998
                                                         ----------------

                          WESTMARK GROUP HOLDINGS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                0-18945                              84-1055077
                -------                              ----------
      (Commission File Number)           (IRS Employer Identification No.)


                          Westmark Group Holdings, Inc.
                           8000 North Federal Highway
                            Boca Raton, Florida 33487
                            -------------------------
                (Address of principal executive office) Zip Code)




       Registrant's telephone number, including area code: (561) 243-8010
                                                           --------------

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Item 5: Other Events

         Indemnification Agreement

         On October 22, 1998, the Company entered into an Indemnification Agreement effective as of February 21, 1998 with each of its directors containing provisions that may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         The description of the Indemnification Agreement is not complete and is qualified by reference to the Indemnification Agreement, the form of which is filed as Exhibit 10.1 hereto.

         Exchange Agreement

         On October 20, 1998, the Company executed an exchange agreement (the "Agreement") with its largest equity and debt holder, Medical Industries of America, Inc. ("MIOA"), settling pending litigation with MIOA and resolving all outstanding issues relating to the Company's stock and debt held by MIOA. The Agreement supersedes all prior agreements entered into between Westmark and M.I.O.A.

         The Agreement, among other things, provides for: (1) the conversion of 200,000 shares of Westmark Series C Convertible Preferred Stock ($3.50 stated value per share) held by MIOA into 350,000 shares of Company common stock, at a conversion ratio of $2.00 per share (as a result, MIOA now owns 683,458 shares of Westmark's common stock, or approximately 20.7% of the Company's 3.295 million shares of Common Stock outstanding); (2) the issuance to MIOA of two-year warrants to buy 100,000 shares of Company common stock at $3.25 per share; (3) elimination of MIOA's claim to a guaranteed 49% ownership interest in the Company; (4) satisfaction of a Company Promissory Note payable to MIOA with a principal balance as of September 30, 1998 of approximately $1,707,555 in exchange for the return by the Company to MIOA of 172,750 shares of MIOA Series B Convertible Preferred Stock ($10.00 stated value per share), and payment of $112,500 by the Company to MIOA; (5) waiver by the Company of the right to payment of approximately $350,000 of MIOA Series B Convertble Preferred Stock accrued dividends; and (6) waiver by MIOA of the right to payment of approximately $179,000 of Westmark Series C Preferred Stock accrued dividends.

         The Agreement also provides the Company with a right to repurchase its Common Stock held by MIOA at varying prices, and the potential obligation to repurchase up to $1,000,000 of such stock at various minimum prices if certain conditions are not met. The Company's obligation to repurchase its stock is secured by a contingency reserve fund and the 27,250 shares of MIOA Series B Convertible Preferred Stock retained by the Company.

         The description of the Agreement is not complete and is qualified by reference to the Agreement and the exhibits to it, copies of which are filed as Composite Exhibit 99.1 hereto.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

         c)       Exhibits

                  Exhibit No.         Description

                  10.1                Indemnification Agreement
                  99.1                Exchange Agreement

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WESTMARK GROUP HOLDINGS, INC.



Date: November 9, 1998          By:    /s/ Irving Bowen
                                       ----------------------------------------
                                       Irving Bowen, Treasurer, Chief Financial
                                       Officer & Director (Principal Accounting
                                       Officer & Duly Authorized Director
                                       & Officer of Registrant)


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